UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 25, 2005

Global Crossing Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-16201	980189783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

WESSEX HOUSE, 45 REID STREET, HAMILTON, Bermuda		HM12
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	4412968600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 25, 2005, Global Crossing Limited (the "Company") entered into an asset purchase agreement pursuant to which it has agreed to sell its Trader Voice business ("Trader Voice") to WestCom Corporation ("Westcom"), a One Equity Partners portfolio company, for gross proceeds of $25 million. Trader Voice provides voice telephony services to trading desks of financial services firms, including "ring-down" and "hoot-and-holler" services. The $25 million gross proceeds include a $0.7 million prepayment for bandwidth services under the carrier services agreement described below.

Pursuant to a management services agreement entered into in connection with the asset purchase agreement, Westcom has certain rights to manage the operations of Trader Voice prior to the closing date. Westcom will receive a management fee under the management services agreement in an amount intended to approximate the gross margin generated by Trader Voice between the date of the signing of the asset purchase agreement and the closing date. In addition, for a period of three years commencing with the closing date, the Company will be prohibited from directly competing with Westcom in the provision of voice telephony services between dealer boards (i.e., turrets) to financial services market business customers.

After giving effect to the payment of professional fees relating to the transaction, the payment to Westcom of fees under the management services agreement, and the deduction of certain retained liabilities, the Company expects to receive approximately $22 million in net cash proceeds from the transaction. $3 million of the net cash proceeds will be held in escrow to secure the Company’s obligations to Westcom under the indemnity provisions of the asset purchase agreement and under a transition services agreement pursuant to which the Company will provide Westcom with transition services over a period of up to three years, including site relocation, help desk, maintenance and provisioning support services. The $3 million escrowed amount is expected to be released to the Company over a three year period.

The Company and Westcom will also enter into a carrier services agreement with a term ending three years after the consummation of the sale pursuant to which the Company will provide Westcom with bandwidth and co-location services.

The sale is subject to remaining regulatory approvals and is expected to close by the end of the second quarter of 2005.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 Press release of Global Crossing Limited dated March 25, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Ltd

March 30, 2005	By:	Mitchell C. Sussis

Name: Mitchell C. Sussis
Title: Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Global Crossing press release dated March 25, 2005